Exhibit 32.1

CERTIFICATION
OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Benjamin Gliklich, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Element Solutions Inc on Form 10-Q for the fiscal quarter ended June 30, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Element Solutions Inc.

Date:	July 30, 2024
By:	/s/ Benjamin Gliklich
Name:	Benjamin Gliklich
Title:	President and Chief Executive Officer

I, Carey J. Dorman, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Element Solutions Inc on Form 10-Q for the fiscal quarter ended June 30, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Element Solutions Inc.

Date:	July 30, 2024
By:	/s/ Carey J. Dorman
Name:	Carey J. Dorman
Title:	Executive Vice President, Chief Financial Officer